EXHIBIT 99.1



                                             For additional information contact:
                                                      Michael Siemens, President
                                                                    970-461-0071

For Immediate Release



           A4S Security, Inc. Announces Election of Robert J. Williams
                           to the Board of Directors

Loveland, CO -- July 29, 2005 -- A4S Security, Inc. (NASDAQ SC and ArcaEx:
SWATU) ("A4S"), announced today the election of Robert J. Williams to serve on the board of directors of A4S.

Williams is an independent consultant to corporations pursuing government contract awards. He was employed by Ford Motor Company from 1966 to 2001, serving in a wide variety of positions, including Manager of Ford's Government Sales Department, the department responsible for sales to federal, state and local government agencies. In this position, Williams established the Ford Police Advisory Board, a cooperative effort between police agencies and Ford engineers.

Williams graduated from Creighton University in Omaha, Nebraska with a degree in Economics and pursued post-graduate study in Business Administration. He served in the United States Army from 1963 to 1965, earning a direct commission as a second lieutenant.

About A4S Security, Inc.

A4S Security, Inc, headquartered in Loveland, Colorado, develops and distributes high resolution, full motion mobile digital video surveillance systems for use in public transportation and law enforcement.


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This press release includes "forward looking statements" as defined by the
Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including achieving substantial increases in sales of the Company's products, technological developments and adverse changes in market conditions. Furthermore, the Company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in the Company's recent filings with the SEC.




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